DURABLE GENERAL POWER OF ATTORNEY
NEW YORK STATUTORY SHORT FORM

THE POWERS YOU GRANT BELOW CONTINUE TO BE EFFECTIVE
SHOULD YOU BECOME DISABLED OR INCOMPETENT

Caution: This is an important document. It gives the person whom you designate (your "Agent") broad powers to handle your property during your lifetime, which may include powers to mortgage, sell, or otherwise dispose of any real or personal property without advance notice to you or approval by you. These powers will continue to exist even after you become disabled or incompetent.  These powers are explained more fully in New York General Obligations Law, Article 5, Title 15, Sections 5-1502A through 5-1503, which expressly permit the use of any other or different form of power of attorney.

This document does not authorize anyone to make medical or other health care decisions. You may execute a health care proxy to do this.

If there is anything about this form that you do not understand, you should ask a lawyer to explain it to you.

This is intended to constitute a DURABLE POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York General Obligations Law:

I, John Funiciello of Syracuse, NY, do hereby appoint James A. Dowd of Oswego,  NY as my attorney-in-fact TO ACT.

(If more than one agent is designated, CHOOSE one of the following two choices by putting your initials in one of the blank spaces to the left of your choice:)

(s/s:JF)  Each agent may Separately act.                                                                (_______)  All agents must act TOGETHER

(If neither blank space is initialed, the agents will be required to act TOGETHER.)

IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters, as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law, to the extent that I am permitted by law to act through an agent:

DIRECTIONS:  Initial in the blank space to the left of your choice any one or more of the following lettered subdivisions as to which you WANT to give your agent authority. If the blank space to the left of any particular lettered subdivision is NOT initialed, NO AUTHORITY WILL BE GRANTED for matters that are included in that subdivision.  Alternatively, the letter corresponding to each power you wish to grant may be written or typed on the blank line in subdivision "(Q)", and you may then put your initials in the blank space to the left of subdivision "(Q)" in order to grant each of the powers so indicated.

(____)	(A)	real estate transactions;

( ) (B)	chattel and goods transactions;

(____)	(C)	bond, brokerage account transactions

( __)	(D)	banking transactions;

(_____)	(E)	business operating transactions;

(_____)	(F)	insurance transactions;
(_____)	(G)	estate transactions;

(_____)	(H)	claims and litigation;

(_____)	(I)	personal relationships and affairs;

(_____)	(J)	benefits from military service;

(_____)	(K)	records, reports and statements;

(_____)	(L)	retirement benefit transactions;

(_____)	(M)	making gifts to my spouse, children and more remote descendants, and parents, not to exceed in the aggregate $10,000 to each of such persons in any year;

         (____)         (N)       tax matters;

           s/:JF)         (O)       the filing of SEC Forms 3,4
                                      and 5 on my behalf;

         (___)           (P)       full and unqualified authority
to my attorney(s)-in-fact to
delegate any or all of the
foregoing powers to any
person or persons whom my
attorney(s)-in-fact shall
select;

       (___)           (Q)       each of the above matters
identified by the following
letters:

______________________

Docs Forms RE Closing Power of Attorney General

Special provisions and limitations may be included in the statutory short form durable power of attorney only if they conform to the requirements of Section 5-1503 of the New York General Obligations Law.

This durable power of attorney shall not be affected by my subsequent disability or incompetence.

If every agent named above is unable or unwilling to serve, I appoint no one to be my agent for all purposes hereunder.

To induce any third party to act hereunder, I hereby agree that any third party receiving a duly executed, copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third, party, and I for myself and for my heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this instrument.

This durable general power of attorney may be revoked by me at any time.

In Witness Whereof, I have signed my name on December 9, 2011.

 /s/: John Funiciello

STATE OF NEW YORK                                                      )
COUNTY OF  ONONDAGA                                                                )           ss:

On the 9th day of December in the year 2011 before me, the undersigned, personally appeared John Funiciello, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Denise D. Chase
                                                                                                    Notary Public